                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
MEDIA CONTACT:                                                 INVESTOR CONTACT:
Catherine M. Conroy                                                Kevin Zuccala
212-892-3275                                                        212-892-4693


                        DLJ POSTS STRONGEST QUARTER EVER

          FIRST QUARTER NET DOUBLES TO $245 MILLION, OR $1.72 PER SHARE


         NEW YORK, NY - APRIL 19, 2000 - Donaldson, Lufkin & Jenrette, Inc. (NYSE: DLJ) today reported the strongest quarterly earnings ever in the history of the 40-year-old investment bank.

         DLJ said today that its net income for the first quarter of 2000 was a record $245.2 million, or $1.72 per diluted share. These results were more than double the $121.7 million, or $0.84 per diluted share, reported for the first quarter of 1999, and were 28 percent greater than the previous quarterly record of $191.2 million reported for the fourth quarter of 1999. DLJ's return on average equity for the first quarter of 2000 was 26.4 percent and book value per common share at March 31, 2000 was $29.35.

         In a joint statement, Joe L. Roby, President and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc., and John S. Chalsty, DLJ's Chairman, said, "This was a blockbuster quarter for DLJ! Revenue growth was impressive across the board and margins and returns improved substantially. All of our major business units had operating results well ahead of last year's first quarter, and significant progress was made in the development of our international businesses. While DLJ's international businesses were not profitable in the aggregate, important strides toward profitability were made in the first quarter. Our new international equity business achieved profitability after only five quarters of operations."

         DLJ was once again the world's number-one-ranked underwriter of high-yield bonds with a market share of 19.2 percent.

         FIRST QUARTER REVENUE SUMMARY

         DLJ's total revenues for the first quarter of 2000 increased 67 percent to $2.5 billion. Net revenues, or total revenues minus interest expense, rose 66 percent to $1.9 billion. Commission revenues increased 68 percent to $472.0 million, while underwriting income declined 2 percent to $250.6 million. Fee income increased 47 percent to $422.0 million, and trading gains more than doubled, rising 121 percent to $384.8 million. Investment gains from DLJ's merchant banking and venture capital businesses increased dramatically to $129.9 million for the first quarter of this year.

         FIRST QUARTER HIGHLIGHTS

         STRONG WORLDWIDE EQUITY VOLUME BOOSTS DLJ'S CLEARING, ONLINE, RETAIL AND INSTITUTIONAL EQUITY BUSINESSES: DLJ's Financial Services Group, which encompasses its Pershing correspondent clearing business, as well as its online and traditional brokerage and asset management businesses, led the firm in profitability for the first quarter of 2000. The Financial Services Group generated net revenues of $675.5 million, an increase of 66 percent versus the comparable quarter a year ago, and earned record pretax profits of $170.5 million - 88 percent greater than in the first quarter of 1999. Included in this record performance are results for DLJdirect, which turned in the strongest quarter ever in its 12-year history and earned pretax profits of $25.5 million on net revenues of $114.2 million. DLJ's Pershing correspondent clearing business generated net revenues of $367.2 million in the first quarter. As of March 31, 2000, Pershing maintained 3.4 million individual investment accounts holding $466 billion of assets for its 650 correspondent customers. Net revenues earned by DLJ's Investment Services Group, a worldwide network of 440 investment professionals, who serve the needs of high-net-worth individual investors, increased 67 percent to $158.5 million.

         Benefiting from similar trends in worldwide equity volume, DLJ's Global Institutional Equities Group doubled its net revenues to $450.0 million and saw its first-quarter pretax profits increase nearly threefold to $94.1 million. Net revenues generated by the group's U.S. institutional equities business rose 65 percent to $280.3 million. Revenues generated by its new International Equities business grew more than threefold to $112.1 million; after operating for only five quarters, this new business attained profitability for the first time in the first quarter of 2000. DLJ's International Equities department employs more than 300 individuals around the world, who provide institutional investors with research, sales and trading services in non-U.S. equities.

         STRONG M&A FEES AND SURGING INVESTMENT GAINS DRIVE DLJ'S BANKING GROUP:
DLJ's Banking Group generated net revenues of $548.0 million during the first quarter of 2000, approximately 70 percent more than for the comparable quarter a year ago. The group's pretax profits nearly doubled, rising to $154.4 million. The firm's global mergers and acquisitions practice was a major contributor to the group's fee income, which rose 45 percent over the first quarter a year ago.

         In initial public offerings, DLJ lead managed its largest initial public offering ever during the first quarter of 2000: a EURO1.7 billion (euro) IPO for e.Biscom S.p.A, a provider of broadband telecommunications and internet services in Italy. The offering was the first IPO of the year in Italy and the largest non-privatization ever of an Italian company.

         DLJ reported net investment gains of approximately $130 million during the first quarter of 2000. Both of the Banking Group's investment businesses - its $10 billion family of Merchant Banking partnerships and its $2 billion Sprout Group of venture capital funds - realized significant investment gains in the quarter. DLJ's Merchant Banking funds accounted for approximately two-thirds of the quarter's investment gains. The technology-weighted portfolios of the Sprout Group continued to benefit from initial public offerings by technology companies in which Sprout has invested.

         STRONG TRADING GAINS OFFSET INDUSTRYWIDE DECLINE IN HIGH-YIELD
UNDERWRITING: Revenues from dealer and trading gains increased by more than 120 percent to a record $384.8 million for the first quarter, as DLJ's global trading desks benefited from the ongoing strong volume in the world's equity markets and traded adroitly in the fixed-income markets. DLJ's High Yield Department, enjoying the benefits of a three-year program to diversify its revenues and broaden its business mix, almost doubled its revenues during the first quarter and tripled its pretax profits. It was the most significant contributor to the results of DLJ's Fixed Income Group, which generated net revenues of $245.2 million and earned pretax profits of $81.0 million, 29 percent more than during the comparable quarter a year ago.

         For the first quarter of 2000, DLJ reported underwriting revenues of $250.6 million, approximately $6 million less than the first quarter of 1999. Solid results in equity and equity-related underwriting were offset by the low level of activity in the new issue market for high-yield bonds. DLJ was once again the world's number-one-ranked underwriter of high-yield bonds with a market share of 19.2 percent.

         INTERNATIONAL REVENUES UP 173 PERCENT AS INVESTMENT SPENDING DECLINES:
Net Revenues from DLJ's various non-U.S. businesses almost tripled rising from $141.0 million for the first quarter of 1999 to $385.3 million during the first quarter of 2000. The largest gains were achieved by DLJ's new International Equities unit - a business that began operating only five quarters ago - and that attained profitability for the first time during the first quarter. Revenues generated by DLJ's international banking business more than doubled. International revenues generated within the Financial Services Group increased by 96 percent, as a result of strong performances by the London office of the firm's Investment Services Group and by Pershing Ltd., which is the leading provider of clearing services to European financial services organizations

         Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 10,600 people worldwide and maintains offices in 13 cities in the United States and 16 cities in Europe, Latin America and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's world wide web site at www.dlj.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.

                                  Tables Follow

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
                 (in thousands, except % and per share amounts)

                                              --------------------------------------------------
                                                   QUARTER ENDED
                                                      MARCH 31,                2000 VS. 1999
                                                  2000        1999           $               %
                                              --------------------------------------------------
Revenues:
  Commissions                                 $  472,019   $  280,992   $  191,027         68.0%
  Underwritings                                  250,625      256,914       (6,289)       (2.4)%
  Fees                                           421,987      287,075      134,912         47.0%
  Interest-net                                   813,662      476,661      337,001         70.7%
  Principal transactions-net:
    Trading                                      384,756      174,045      210,711        121.1%
    Investment                                   129,889        3,024      126,865           N/M
  Other                                           20,054       14,739        5,315        36.1 %
                                              ----------   ----------   ----------    ----------
      Total revenues                           2,492,992    1,493,450      999,542         66.9%
                                              ----------   ----------   ----------    ----------

Costs and expenses:
  Compensation and benefits                    1,066,062      635,714      430,348         67.7%
  Interest                                       604,090      355,953      248,137         69.7%
  Brokerage, clearing, exchange
    fees, and other                              103,797       71,221       32,576         45.7%
  Occupancy and related costs                     48,894       41,088        7,806         19.0%
  Communications and technology                  123,486       90,983       32,503         35.7%
  Other operating expenses                       157,463      101,491       55,972         55.1%
                                              ----------   ----------   ----------    ----------
    Total costs and expenses                   2,103,792    1,296,450      807,342         62.3%
                                              ----------   ----------   ----------    ----------

Income before provision for
   income taxes                                  389,200      197,000      192,200         97.6%
                                              ----------   ----------   ----------    ----------
Provision for income taxes                       144,000       75,350       68,650         91.1%
                                              ----------   ----------   ----------    ----------

Net income                                       245,200      121,650      123,550        101.6%

Dividends on preferred stock                       5,289        5,289            0          0.0%
                                              ----------   ----------   ----------    ----------

Earnings applicable to common shares          $  239,911   $  116,361   $  123,550        106.2%
                                              ==========   ==========   ==========    ==========

EARNINGS APPLICABLE TO COMMON SHARES (1)
   DLJ                                        $  237,474   $  116,361   $  121,113        104.1%
                                              ==========   ==========   ==========    ==========
   DLJdirect                                  $    2,437
                                              ==========
EARNINGS PER SHARE (2):
  DLJ
     Basic                                    $     1.87   $     0.94   $     0.93         98.9%
     Diluted                                  $     1.72   $     0.84   $     0.88        104.8%
                                              ==========   ==========   ==========    ==========
  DLJdirect
     Basic                                    $     0.13
     Diluted                                  $     0.13
                                              ==========
WEIGHTED AVERAGE COMMON SHARES (2):
  DLJ
     Basic                                       127,008      123,995        3,013          2.4%
     Diluted                                     138,466      137,850          616          0.4%
                                              ==========   ==========   ==========    ==========
  DLJdirect
     Basic                                        18,400
     Diluted                                      18,482
                                              ==========

DLJdirect
     Net income  (included in consolidated
      earnings applicable to common shares)   $   13,614
                                              ==========

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
                 (in thousands, except % and per share amounts)

                                           -------------------------------------------------------
                                                 QUARTER ENDED
                                                    MARCH 31,                   2000 VS. 1999
                                               2000           1999              $            %
                                           -------------------------------------------------------
DLJ INC.
NET REVENUES BY OPERATING GROUP:

  Banking                                  $   548,035     $   322,481     $   225,554       69.9%
  Fixed Income                                 245,180         209,432          35,748       17.1%
  Equities                                     449,992         213,408         236,584      110.9%
  Financial Services                           675,466         406,240         269,226       66.3%
  Elimination and other                        (29,771)        (14,064)        (15,707)    (111.7)%
                                           -----------     -----------     -----------  ----------
     Total Net Revenues                    $ 1,888,902     $ 1,137,497     $   751,405       66.1%
                                           ===========     ===========     ===========  ==========


DLJ INC.
INCOME BEFORE INCOME TAXES BY
  OPERATING GROUP:

  Banking                                  $   154,407     $    78,305     $    76,102       97.2%
  Fixed Income                                  80,979          62,806          18,173       28.9%
  Equities                                      94,053          24,720          69,333      280.5%
  Financial Services                           170,511          90,660          79,851       88.1%
  Elimination and other                       (110,750)        (59,491)        (51,259)     (86.2)%
                                           -----------     -----------     -----------  ----------
     Total Income before Income Taxes      $   389,200     $   197,000     $   192,200       97.6%
                                           ===========     ===========     ===========  ==========


NET REVENUES BY GEOGRAPHIC LOCATION:
  Domestic                                 $ 1,503,600     $   996,537     $   507,063       50.9%
  International                                385,302         140,960         244,342      173.3%
                                           -----------     -----------     -----------  ----------
     Total Net Revenues                    $ 1,888,902     $ 1,137,497     $   751,405       66.1%
                                           ===========     ===========     ===========  ==========


DLJ INC.
BALANCE SHEET DATA AT END OF PERIOD:
  Long-term borrowings (4)                 $ 6,130,676     $ 4,244,665     $ 1,886,011       44.4%


  Redeemable trust securities              $   200,000     $   200,000     $         0        0.0%


  Total stockholders' equity (2)           $ 4,160,904     $ 3,069,124     $ 1,091,780       35.6%


  Book value per common share
     outstanding
       DLJ common stock                    $     29.35     $     21.45     $      7.90       36.8%


  Common shares and RSUs outstanding
     at end of period
       DLJ common stock                        127,496         125,612           1,884        1.5%
       DLJdirect common stock                   18,400                          18,400         N/A



DLJ INC.
OTHER FINANCIAL DATA AT END OF PERIOD:
  Ratio of long-term borrowings to total
     capitalization (5)                          54.4%           55.8%
  Return on average common stockholders'
     equity (6)                                  26.4%           17.8%

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
                 (in thousands, except % and per share amounts)



(1) DLJdirect Common Stock tracks the separate performance of the Company's existing online discount brokerage and related investment services business ("Tracking Stock"). Prior to issuing DLJdirect Common Stock, the Company's existing Common Stock was designated as DLJ Common Stock and reflects the performance of the Company's primary businesses, i.e., Banking, Fixed Income, Equities and Financial Services, plus a 100% interest in DLJdirect. These operations are referred to as DLJ. On May 28, 1999, ("the closing date"), the Company issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

      Earnings applicable to common shares for DLJ includes a 100% retained interest in DLJdirect for periods prior to the closing date and 82.1% for subsequent periods. Quarterly results reported by DLJ prior to the closing date were not affected by the issuance of the tracking stock.

(2) Earnings per common share amounts for periods after the closing date have been calculated using the two class method. The two class method is an earnings allocation formula that determines the earnings per share for each class of common stock according to participation rights in undistributed earnings.

      For DLJ, basic earnings per common share represents earnings applicable to common shares (including its retained interest in DLJdirect) divided by the weighted average actual common shares outstanding, i.e., excluding the effect of potentially dilutive securities. Diluted earnings per common share include the dilutive effects of the Restricted Stock Unit Plan and the dilutive effect of options calculated under the treasury stock method.

      For DLJdirect, basic earnings per share is calculated by dividing earnings applicable to tracking stock by the weighted average actual common shares outstanding. Diluted earnings per common share include the dilutive effect of options calculated under the treasury stock method. DLJ's retained interest excludes the effect of the 10 million shares of common stock that have been reserved for issuance under the DLJdirect Stock Option Plan. Earnings per share for DLJdirect for periods prior to the closing date are not presented as such amounts are not meaningful.

(3) Interest-net is net of interest expense to finance U.S. Government, agency and mortgage-backed securities of $970.3 million and $705.3 million, respectively.

(4) During the first quarter of 2000, the Company issued $500.0 million of 8.0% Senior Notes that mature in 2005 and an aggregate of $485.0 million medium-term notes with various maturity dates through 2007.

(5) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock, and stockholders' equity) exclude current maturities (one year or less) of long-term borrowings.

(6) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to common shares.